Exhibt 10.12

October 2, 2012

James D. Bielenberg
H.D.D. LLC
5610 Dry Creek Road
Healdsburg, CA 95448

Dear Mr. Bielenberg:

The members of the Direct Equipment Finance Department are pleased that H.D.D. LLC has chosen Bank of the West to provide equipment financing and we look forward to servicing your transaction. Enclosed are the following documents for execution:

1.	Master Equipment Financing Agreement
2.	Schedule No. 100-0022757-001
3.	Schedule A - Equipment Description
4.	Insurance Authorization
5.	Automatic Transfer and Authorization Control Agreement – please complete this form if you would like to establish an automatic debit for the loan payments.
6.	Closing Invoice

A Certificate of Insurance naming Bank of the West, Direct Equipment Finance, 2527 Camino Ramon / NC-B07-3F-V, San Ramon, CA 94583 as sole loss payee with respect to the financed equipment, is required before funds can be disbursed. Please contact your insurance agent to have this equipment added to your policy and request a Certificate of Insurance to be faxed to my attention at 323-837-3042 or sent via email to Lynn.Mifune@bankofthewest.com as soon as possible.

Please overnight the executed documents and your check to:	Bank of the West / DEF 951
Direct Equipment Finance - Attn: Lynn Mifune
2527 Camino Ramon, NC-B07-3F-V
San Ramon, CA 94583

Upon receipt of all executed documents and other items noted above (as applicable), Bank of the West will execute the documents and commence your agreement.

We would like to thank you for doing business with us. If you have any questions regarding your financing, please feel free to contact me at 925-843-2488 or contact Frank Lee at (650) 344-5193. Thank you for choosing Bank of the West.

Regards,

Lynn Mifune
Contract Administration

IMPORTANT INFORMATION REGARDING OBTAINING AN EXTENSION OF CREDIT
To help the Federal Government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record certain information that identifies each person/entity who obtains an extension of credit from the institution.
When you obtain the extension of credit, we will ask for your name, street address, taxpayer identification number or alien identification number as applicable; date of birth (individual applicants and sole proprietors only); and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying document.

MASTER EQUIPMENT FINANCING AGREEMENT

THIS MASTER EQUIPMENT FINANCING AGREEMENT ("Agreement") is entered into as of October 2, 2012 between Bank of the West ("Creditor") and H.D.D. LLC ("Debtor").

Creditor and Debtor agree as follows:

1.
EQUIPMENT; SECURITY INTEREST. Under this agreement Creditor will provide Debtor financing as to each item of machinery, equipment and other property (individually with all accessions, additions and replacements an "Item" and collectively the "Equipment") described in a schedule referencing this Agreement and incorporated herein executed by Creditor and Debtor (individually a "Schedule"). Debtor shall acquire and maintain title or, in the case of software, alternatively a license, to each Item subject only to Creditor's lien described below and the lien of current property taxes not in default. Debtor hereby grants Creditor a security interest in and to all Debtor's right, title and interest in and to the Equipment under the Uniform Commercial Code, such grant with respect to an Item to be as of the later of Debtor's execution of a related proposal or Schedule or Debtor acquiring an interest in the Item. Such security interest is granted to secure performance by Debtor of Debtor's obligations hereunder and under any other agreements under which Debtor now or hereafter has obligations to Creditor.

2.
DEBTOR'S OBLIGATIONS. Debtor's obligations respecting an Item, except the related installment payment obligation which is governed by paragraph 3 below, commence upon the grant to Creditor of a security interest in the Item. Debtor's obligations with respect to an Item and Creditor's security interest will continue until full performance of all related obligations hereunder; provided, however, that if this Agreement is then in default, said obligations and security interest will continue during the continuance of said default. Upon termination of Creditor's security interest in an Item, Creditor will provide such release of interest with respect thereto as Debtor reasonably requests.

3.
INSTALLMENT AND OTHER PAYMENTS. Debtor will repay Creditor's advance as to an Item in installments of principal and interest in the amounts and at the times set forth in the applicable Schedule at the office of Creditor set forth at the foot hereof or as Creditor may from time to time otherwise designate on notice to Debtor. Other amounts required to be paid by Debtor hereunder are due upon Debtor's receipt of an invoice therefor and will be payable as directed in the invoice. Payments under this Agreement may be applied to Debtor's then accrued obligations to Creditor in such order as Creditor may choose.

4.
DEPOSIT. Debtor will have deposited or will deposit with Creditor any "Deposit" amount set forth in a Schedule. Creditor may, at its option, apply a Deposit amount toward any of Debtor's past due obligations to Creditor in which event Debtor will promptly restore the Deposit amount to the full amount originally deposited. Upon termination of Creditor's security interest as to all Items covered by a Schedule, Creditor will return to Debtor the remaining balance of any related Deposit amount without interest.

5.
NO OFFSET; SURVIVAL. Debtor will not be entitled to any abatement of installment or other payments due hereunder or any reduction thereof under any circumstances. Debtor waives any and all existing and future claims, as offsets, against any payments due hereunder and agrees to pay all amounts when due regardless of any claim which may be asserted by Debtor. Debtor has not waived any rights Debtor may have to prosecute any claim against Creditor in an action unrelated to this Agreement. This Agreement is not terminable by Debtor for any reason and will otherwise terminate only as provided herein. In no event will Creditor, if liable to Debtor with respect to this Agreement, be liable for punitive, consequential or similar damages. The obligations and liabilities of Debtor hereunder will survive the termination of Creditor's security interest in the Equipment and Debtor's covenants under any credit agreement with Creditor or an affiliate shall survive payment of all amounts due thereunder until payment of all amounts due hereunder

6.
FINANCING AGREEMENT. THIS AGREEMENT IS SOLELY A FINANCING AGREEMENT. DEBTOR ACKNOWLEDGES THAT THE EQUIPMENT HAS OR WILL HAVE BEEN SELECTED AND ACQUIRED SOLELY BY DEBTOR FOR DEBTOR'S PURPOSES, THAT CREDITOR IS NOT AND WILL NOT BE THE VENDOR OF ANY EQUIPMENT AND THAT CREDITOR HAS NOT MADE AND WILL NOT MAKE ANY AGREEMENT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR VALUE OF THE EQUIPMENT OR ANY OTHER MATTER WITH RESPECT THERETO IN ANY RESPECT WHATSOEVER.

7.
NO AGENCY. NO AGENT OF THE MANUFACTURER OR OTHER SUPPLIER OF ANY ITEM OR OF ANY FINANCIAL INTERMEDIARY IS AN AGENT OF CREDITOR. CREDITOR IS NOT BOUND BY A REPRESENTATION OF ANY SUCH PARTY, AND, AS CONTEMPLATED IN PARAGRAPH 28 BELOW, THE PARTIES' ENTIRE AGREEMENT AS TO THE EQUIPMENT IS CONTAINED IN THIS AGREEMENT.

8.
ACCEPTANCE. Upon receipt from Creditor of a Schedule covering the Equipment or any Items, Debtor will either (a) execute and deliver the Schedule or (b) give Creditor notice specifying any objection to the Equipment covered thereby. Debtor's execution of a Schedule will conclusively establish as between Creditor and Debtor that the Equipment covered thereby is acceptable to, and has been accepted by, Debtor for all purposes of this Agreement.

9.
LOCATION; INSPECTION; USE. Except as otherwise consented to in writing by Creditor, Debtor will keep, or permanently garage and not remove from the United States, as appropriate, each Item in Debtor's possession and control at the Equipment Location designated in the applicable Schedule, or at such other location to which such Item may have been moved or at which such Item is permanently garaged with the prior written consent of Creditor. Upon request by Creditor, Debtor will advise Creditor as to the exact location of an Item. Creditor may inspect an Item and observe its use during normal business hours, and Debtor will ensure Creditor's ability to enter into and upon the premises where the Item may be located for such purpose. The Equipment will at all times be used solely for commercial or business purposes and operated in a careful and proper manner and in compliance with all applicable laws, ordinances, rules and regulations, all requirements of the required insurance and all manufacturer's instructions and warranty requirements. Any modifications or additions to an Item required by any such governmental edict or insurance policy, will be promptly made by Debtor at its own expense.

10.
ALTERATIONS. Without the prior written consent of Creditor, Debtor will not make any alterations, additions or improvements to an Item which detract from its economic value or functional utility, except as may be required under paragraph 9 above. All additions and improvements made to an Item which cannot be removed without detracting from its economic value or functional utility will be deemed accessions thereto and thus subject to the security interest of Creditor.

11.
MAINTENANCE. Debtor will maintain the Equipment in good repair, condition and working order, will furnish all parts, mechanisms, devices and labor required to keep the Equipment in such condition and will pay all costs of the Equipment's operation. Debtor will cause each Item for which a service contract is generally available to be covered by such a contract which provides coverages typical as to property of the type involved and is issued by a competent servicing entity or alternatively maintain such Equipment to the same standards.

12.
LOSS AND DAMAGE; CASUALTY VALUE. Upon the occurrence of the loss of, theft of, requisition of, damage to or destruction of an Item from any cause ("Casualty Occurrence") Debtor will give Creditor notice thereof within 24 hours and will thereafter place the affected Item in good repair, condition and working order; provided, however, that if the Item is determined by Creditor to be lost, stolen, destroyed or damaged beyond repair or is requisitioned or suffers a constructive total loss as defined in any insurance policy carried hereunder, Debtor, at Creditor's option, will (a) replace the Item with like, new equipment in good repair, condition and working order and obtain clear title to such replacement equipment whereupon such replacement equipment will be deemed such Item for all purposes hereof, including Creditor's security interest therein, or (b) pay Creditor the "Stipulated Loss Value" of such Item which will equal the total of (A) all installment payments and other amounts, if any, due from Debtor to Creditor hereunder at the time of such payment, plus (B) the remaining balance of the advance made as to the Item calculated by applying payments received as to the Item as of receipt first to accrued interest at the rate implicit in this agreement assuming timely payments and a year of twelve (12) months of thirty (30) days each and then to reduce the outstanding advance as to the Item. For these purposes each installment will be allocated to an individual Item based on the relationship that the advance as to the Item has to the total advance for the Equipment. Upon such replacement or payment, as appropriate, this Agreement will terminate with, and only with, respect to the Item so replaced or paid for, and Debtor will become entitled thereto "AS-IS, WHERE-IS."

13.
TITLING; REGISTRATION. Each Item subject to title registration laws will at all times be titled and/or registered by Debtor at its own expense in such manner and in such jurisdiction or jurisdictions as Creditor directs. Debtor will promptly notify Creditor of any necessary or advisable retitling and/or re-registration of an Item. Whenever a title document is issuable to Creditor, Debtor will use reasonable efforts to cause any and all documents of title to be issued by the applicable state authority to Creditor within 60 days of the date of filing the titling application.

14.
TAXES. Debtor will make all filings as to and pay when due all personal property and other ad valorem taxes and all other taxes, fees, charges and assessments based on the ownership or use of the Equipment and will pay as directed by Creditor or reimburse Creditor for all other taxes, including, but not limited to, gross receipts taxes (exclusive of federal and state taxes based on Creditor's net income, unless such taxes are in substitution for or relieve Debtor from any taxes which Debtor would otherwise be obligated to pay under the terms of this paragraph 14), fees, charges and assessments whatsoever, however designated, whether based on the installment payments or other amounts due hereunder, levied, assessed or imposed upon the Equipment or otherwise related hereto or to the Equipment, now or hereafter levied, assessed or imposed under the authority of a federal, state or local taxing jurisdiction, regardless of when and by whom payable. Filings with respect to such other assessments will, at Creditor's option, be made by Creditor or by Debtor as directed by Creditor.

15.
INSURANCE. Debtor will continuously maintain and pay for all risk insurance against loss of or damage to the Equipment from any cause whatsoever for not less than the full replacement value thereof naming Creditor as Loss Payee. If requested by Creditor, Debtor will similarly carry related combined public liability and property damage insurance with a single limit of not less than $1,000,000 per occurrence, or such greater or lesser amount as Creditor may from time to time require on notice to Debtor, naming Creditor as an Additional Insured. All such insurance must be in a form and with companies approved by Creditor, must designate Debtor as a Named Insured, must provide at least 30 days advance written notice to Debtor of cancellation, change or modification in any term, condition or amount of protection provided therein, must provide breach of warranty protection to Creditor, if applicable, and must provide that the coverage does not require contribution from Creditor's or any other applicable coverage. Debtor will keep Creditor provided with a current policy or certificate evidencing such insurance. Debtor will promptly notify any appropriate insurer and Creditor of any occurrence which may become the basis of a claim or cause of action against the insureds and provide Creditor with all data pertinent to such occurrence. The proceeds of such insurance, at the option of Creditor, will be applied toward (a) the repair or replacement of the appropriate Item or Items, (b) payment of the Stipulated Loss Value thereof or (c) payment of, or as a provision for, satisfaction of any other accrued obligations of Debtor hereunder. Any excess of such proceeds remaining will belong to Debtor. Debtor appoints Creditor as Debtor's attorney-in-fact to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts, necessary or advisable to secure payments due on account of a Casualty Occurrence under any such policy.

16.
CREDITOR'S PAYMENT. If Debtor fails to pay an amount hereunder or to perform any of its other obligations, Creditor may, at its option, pay such amount or perform such obligation, and Debtor will reimburse Creditor the payment amount or cost of performance.

17.
INDEMNITY. Debtor will indemnify, defend, protect and keep harmless Creditor from any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including court costs and legal expenses, of whatsoever nature and whenever arising or asserted, imposed on, incurred by or asserted against Creditor (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or the Equipment, including Creditor's lawful acts in the administration and enforcement hereof, including, without limitation, any claim alleging latent and other defects, whether or not discoverable by Creditor or Debtor, any other claim arising out of strict or vicarious liability in tort and any claim for environmental remediation or patent, trademark or copyright infringement. Each party shall give the other notice of any claim or liability hereby indemnified against promptly following learning thereof.

18.
DEFAULT. Any of the following will constitute an event of default hereunder: (a) Debtor's failure to pay when due any installment payment or other amount due hereunder, which failure continues for 10 days; (b) Debtor's default in performing any other obligation, term or condition of this Agreement or any other agreement between Creditor and Debtor or default under any other agreement providing security for the performance by Debtor of its obligations hereunder, provided such default will have continued for more than 20 days after notice of default, except as provided in (c) and (d) below, or default under any lease or any mortgage or other instrument contemplating the provision of financial accommodation applicable to the real estate where an Item is located; (c) a writ or order of attachment or execution or other legal process being levied on or charged against any Item and not released or satisfied within 10 days; (d) Debtor's failure to comply with its obligations under paragraph 15 above or any attempted assignment of Debtor's interest in an Item in violation of paragraph 22 below; (e) a final judgment for the payment of money in excess of $250,000 is rendered by a court against Debtor which Debtor does not discharge or make provision for discharge in accordance with the terms thereof within 90 days from the date of entry thereof; (f) death or incompetency of Debtor, if an individual; (g) the filing by Debtor of a petition under the Bankruptcy Act or under any other insolvency law or law providing for the relief of debtors, including, without limitation, a petition for reorganization, arrangement or extension, or commission by Debtor of an act of bankruptcy;(h) the filing against Debtor of any such petition not dismissed or permanently stayed within 30 days of the filing thereof; (i) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Debtor for the benefit of creditors, appointment of a receiver or trustee for Debtor or for any of Debtor's assets, institution by or against Debtor of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Debtor, Debtor's cessation of business activities, Debtor's failure to pay its debts generally as due or the making by Debtor of a transfer of all or a material portion of Debtor's assets or inventory not in the ordinary course of business; (j) the occurrence of any event described in parts (e), (f), (g), (h) or (i) hereinabove with respect to a guarantor or other party liable respecting this Agreement; or (k) any certificate, statement, representation, warranty or audit heretofore or hereafter furnished with respect thereto by or on behalf of Debtor or any guarantor or other party liable respecting this Agreement proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or having omitted any substantial contingent or unliquidated liability or claim against Debtor or any such guarantor or other party, (l) a change in control of Debtor not consented to by Creditor; (m) an event of default occurs under any other agreement providing leasing services or financial accommodation to Debtor where the maximum commitment amount or aggregate rentals exceed $250,000, without regard to any waiver thereof or decision not to pursue remedies on account thereof by the lessor or creditor, or (n) Debtor's lending relationship with Creditor unrelated to this Agreement ceases.

19.
REMEDIES. Upon the occurrence of an event of default, Creditor will have the rights, options, duties and remedies of a secured party, and Debtor will have the rights and duties of a debtor, under the Uniform Commercial Code (regardless of whether such Code or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted) and, without limiting the foregoing, Creditor may exercise any one or more of the following remedies: (a) declare the Stipulated Loss Value or such lesser amount as may be set by law immediately due and payable with respect to any or all Items without notice or demand to Debtor; (b) sue from time to time for and recover all installment payments and other amounts then accrued and which accrue during the pendency of such action with respect to any or all Items; (c) take possession of and, if deemed appropriate, render unusable any or all Items, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession and remove, keep and store the same or use and operate or lease the same until sold; (d) require Debtor to assemble any or all Items at the Equipment Location therefor, such location to which such Equipment may have been moved with the written consent of Creditor or such other location in reasonable proximity to either of the foregoing as Creditor designates; (e) upon 10 days notice to Debtor or such other notice as may be required by law, sell or otherwise dispose of any Item, whether or not in Creditor's possession, in a commercially reasonable manner at public or private sale at any place deemed appropriate and apply the net proceeds of such sale, after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and broker's fees, to the obligations of Debtor to Creditor hereunder or otherwise, with Debtor remaining liable for any deficiency and with any excess being returned to Debtor; or (f) utilize any other remedy available to Creditor under the Uniform Commercial Code or similar provision of law or otherwise at law or in equity. Amounts past due under this paragraph 19 will bear interest at 18% per annum or at such lesser maximum rate as may be set by law until paid. No right or remedy conferred herein is exclusive of any other right or remedy conferred herein or by law; but all such remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time. Any sale contemplated by subparagraph (e) of this paragraph 19 may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further published notice, and Creditor may bid and become the purchaser at any such sale. Any sale of an Item, whether under said subparagraph or by virtue of judicial proceedings, will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Debtor in and to said Item and will be a perpetual bar to any claim against such Item, both at law and in equity, against Debtor and all persons claiming by, through or under Debtor.

20.
DISCONTINUANCE OF REMEDIES. If Creditor proceeds to enforce any right under this Agreement and such proceedings are discontinued or abandoned for any reason or are determined adversely, then and in every such case Debtor and Creditor will be restored to their former positions and rights thereunder.

21.
CREDITOR'S EXPENSES. Debtor will pay Creditor all costs and expenses, including repossession, Equipment disposition and court costs and attorney's fees (including a reasonable fee for services of salaried counsel employed by Creditor), not offset against sales proceeds under paragraph 19 above, incurred by Creditor in exercising any remedies hereunder. This obligation includes the payment or reimbursement of all such amounts, including those incurred on appeal or in a bankruptcy proceeding, whether an action is ultimately filed or concluded.

22.
ASSIGNMENT. Without the prior written consent of Creditor, Debtor will not sell, lease, pledge or hypothecate, except as provided in this Agreement, an Item or any interest therein or assign, transfer, pledge or hypothecate this Agreement or any interest in this Agreement or permit the Equipment to be subject to any lien, charge or encumbrance of any nature except the security interest of Creditor contemplated hereby and property tax liens contemplated in paragraph 1. Debtor's interest herein is not assignable and will not be assigned or transferred by operation of law. Consent to any of the foregoing prohibited acts applies only in the given instance and is not a consent to any subsequent like act by Debtor or any other person. Debtor further acknowledges the Creditor's consent to any lease will be on the basis, among other considerations, that the lessee's rights are subordinate to the rights of Creditor under this Agreement. All rights of Creditor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Debtor but always, however, subject to the rights of Debtor under this Agreement. If Debtor is given notice of any such assignment, Debtor will acknowledge receipt thereof in writing and will thereafter pay any amounts due hereunder specified in said notice as directed therein. If Creditor assigns this Agreement or the installment payments due or to become due hereunder or any other interest herein, no breach or default by Creditor hereunder or pursuant to any other agreement between Creditor and Debtor will excuse performance by Debtor of any provision hereof, it being understood that in the event of default or breach by Creditor that Debtor will pursue any rights on account thereof solely against Creditor No such assignee, unless such assignee agrees in writing, will be obligated to perform any duty, covenant or condition required to be performed by Creditor in connection with this Agreement.

23.
MARKINGS; PERSONAL PROPERTY. If Creditor supplies Debtor with labels, plates, decals or other markings stating that the Equipment is subject to Creditor's lien, Debtor will affix and keep the same prominently displayed on the Equipment or will otherwise mark the Equipment, any Equipment Location or any other location where an Item may be located with the prior written consent of Creditor, at Creditor's request, to indicate Creditor's security interest in the applicable Equipment. As between the parties, the Equipment is, and at all times will remain, personal property notwithstanding that the Equipment or any Item may now be, or hereafter become, affixed to realty. If requested by Creditor, Debtor will obtain and deliver to Creditor waivers of interest or liens in recordable form satisfactory to Creditor from all persons claiming any interest in the real property on which an Item is or is to be installed or located.

24.
LATE CHARGE. If Debtor fails to pay any installment or any other payment to be paid by Debtor hereunder within 10 days after the due date thereof, Debtor will pay Creditor (a) a late charge of 5% of the amount, (b) Creditor's collection costs paid third parties relevant to the collection thereof and (c) Creditor's standard returned check charge, if relevant.

25.
NON-WAIVER. No covenant or condition of this Agreement can be waived except by the written consent of Creditor. Forbearance or indulgence by Creditor in regarding to any breach will not constitute a waiver of the related covenant or condition.

26.
ADDITIONAL DOCUMENTS. Debtor will procure and/or execute, have executed, acknowledge, have acknowledged, deliver to Creditor, record and file such requested documents and showings as Creditor may deem necessary or desirable to protect its interest in this Agreement and the Equipment. Debtor will pay as directed by Creditor or reimburse Creditor for all search, filing, attorney's services and other charges incurred by Creditor in connection with such documents and showings, any similar documents and showings Creditor may procure and any real property waivers provided under paragraph 23 above. Debtor acknowledges that Creditor will file financing statements with respect to the Equipment under the Uniform Commercial Code, authorizes Creditor to make such filings and ratifies Creditor's authority to make any such filings previously made. Debtor will furnish Creditor (a) an audited fiscal year end financial statement including balance sheet and profit and loss statement within 120 days of the close of each fiscal year prepared in accordance with Generally Accepted Accounting Principles ("GAAP") or if not audited, in a form acceptable to Creditor, (b) quarterly Debtor-prepared financial statements complying with GAAP, (c) any other information normally provided by Debtor to the public, (d) upon request of Creditor, a compliance certificate respecting Debtor's covenants to Creditor in form and substance satisfactory to Creditor and (e) such other data or financial information relative to this Agreement and the Equipment as Creditor may reasonably request. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

27.
DEBTOR'S WARRANTIES. Debtor warrants that the financial data and other information Debtor has submitted, or will submit, to Creditor in connection with this Agreement is, or will be, as appropriate, a true and complete statement of the matters therein contained. Debtor further warrants that (a) this Agreement has been duly authorized, executed and delivered by Debtor and constitutes the legal, valid and binding obligation, contract and agreement of Debtor enforceable against Debtor in accordance with its terms except as enforcement may be affected by bankruptcy and similar laws affecting creditors' rights generally and (b) this Agreement and each and every showing provided by or on behalf of Debtor in connection herewith may be relied upon by Creditor in accordance with the terms thereof. The person executing this Agreement on behalf of Debtor warrants that he or she has been fully authorized to do so.

28.
ENTIRE AGREEMENT; FACSIMILE SIGNATURES. This Agreement constitutes the entire agreement between Creditor and Debtor relative to the Equipment and may be amended only by a writing signed by the party to be charged. If any provision hereof is declared invalid, such provision will be deemed severable from the remaining provisions of this Agreement which will remain in full force and effect. If a signed copy of this Agreement or a Schedule is delivered to Creditor by facsimile transmission, a copy of the transmitted copy shall, notwithstanding any rule of evidence to the contrary, be deemed an original signed document.

29.
NOTICES. Notices under this Agreement must be in writing and must be sent via courier or sent certified or registered mail with return receipt requested, duly addressed, with postage prepaid, or delivered to the party involved at its respective address set forth at the foot hereof or at such other address as such party may provide on notice to the other from time to time. Notices will be effective upon the earlier of three (3) business days after deposited or delivery. Each party will promptly notify the other of any change in the first party's address. Notices may also be emailed provided that each party will follow up with a written notice as outlined above.

30.
GENDER; NUMBER; JOINT AND SEVERAL LIABILITY. Where the context of this Agreement requires, the neuter gender includes the masculine or feminine and the singular number includes the plural; and whenever the word "Creditor" is used herein, it will include all assignees of Creditor. If there is more than one Debtor named in this Agreement, the liability of each will be joint and several.

31.	TITLES. The Agreement paragraph titles are for convenience only and are not an aid in the interpretation of the Agreement.

32.
GOVERNING LAW; VENUE. This Agreement will be governed by the law of the State of California. Venue for any action related to this Agreement will be in an appropriate court in Los Angeles County, California selected by Creditor, to which Debtor consents, or in another court selected by Creditor which has jurisdiction over the matter. If a provision hereof is declared invalid, such provision will be deemed severable from the remaining provisions of this Agreement which will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above appearing.

Bank of the West Creditor Creditor	H.D.D. LLC Debtor

By:	By:	/s/ Philip L. Hurst
Name:	Name	Philip L. Hurst
Title:	Title:	Manager

Address:	By:	/s/ William R. Hambrecht
Bank of the West / DEF 951	Name:	William R. Hambrecht
2527 Camino Ramon, NC-B07-3F-V	Title:	Manager
San Ramon, CA 94583
	By:	/s/ Paul E. Dolan, III
	Name:	Paul E. Dolan, III
	Title:	Manager

	By:	/s/ Heath E. Dolan
	Name:	Heath E. Dolan
	Title:	Manager

	By:	/s/ J. Barrie Graham
	Name:	J. Barrie Graham
	Title:	Manager

	By:	/s/ Daniel A. Carroll
	Name:	Daniel A. Carroll
	Title:	Manager

Address:
5610 Dry Creek Road
Healdsburg, CA 95448

IMPORTANT INFORMATION REGARDING OBTAINING AN EXTENSION OF CREDIT
To help the Federal Government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record certain information that identifies each person/entity who obtains an extension of credit from the institution.
When you obtain the extension of credit, we will ask for your name, street address, taxpayer identification number or alien identification number as applicable; date of birth (individual applicants and sole proprietors only); and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying document.

Schedule No. 100-0022757-001
to Master Equipment Financing Agreement
between Bank of the West as Creditor,
and H.D.D. LLC dba Truett-Hurst Winery as Debtor,
dated as of October 2, 2012 (the "Agreement")

Creditor and Debtor acknowledge that the Items of Equipment described in this Schedule are subject to the terms and conditions of the Agreement and that following such description are the advance respecting said Items, the installment payments with respect thereto, any deposit provided or to be provided in connection therewith, the Equipment Location thereof, and certain other provisions applicable thereto. Debtor represents to Creditor that this Equipment has been delivered to, is now in the possession of and has been accepted by Debtor for all purposes of the Agreement and is correctly described herein. DEBTOR UNDERSTANDS THAT UPON CREDITOR'S ACCEPTANCE OF THIS SCHEDULE CREDITOR WILL FUND THE ADVANCE RESPECTING THIS EQUIPMENT AND FURTHER THAT SUCH ACCEPTANCE WILL COMMENCE DEBTOR'S INSTALLMENT PAYMENT OBLIGATION UNDER THE AGREEMENT AS TO THIS EQUIPMENT. DEBTOR REAFFIRMS THAT THE AGREEMENT INVOLVES SOLELY A FINANCING UNDER WHICH CREDITOR IS A LENDER WHICH MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THIS EQUIPMENT.

1.	Equipment Description: See Schedule A attached hereto and made a part hereof

Together with all replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries.

2.	Equipment Advance: $ 143,684.40

3.
Installment Payments: Creditor's advance shall be repayable as follows: 36 payments in the amount of $4,226.18 each, with the first payment due November 1, 2012 and subsequent payments payable on the 1st day of each succeeding month, together with an interim interest payment of $14.97 per day from the funding date to the commencement of the initial payment period.  These payments may be adjusted based on any difference between the "Index" as of the date of this Schedule and the Index as of the date Creditor makes the Equipment Advance.  For these purposes the Index is Creditor's internally prepared "Daily Fixed Price Indication Rate" for the Agreement term and structure applicable to this Schedule.

4.	Deposit:	Not Applicable

5.	Equipment Location:	5610 Dry Creek Road Healdsburg, CA 95448

6.	Intentionally left blank.

7.	Equipment Advance:	Debtor acknowledges that Creditor will advance the Equipment Advance as follows:

$143,434.40	H.D.D. LLC
$250.00	Bank of the West – Documentation Fee
$143,684.40	TOTAL DISBURSEMENT

8.	Other Provisions: Intentionally left blank.

9.	Documentation Fee: $250.00

ACCEPTED AND APPROVED AS OF October 2, 2012 as a Schedule to and made a part of the Agreement.

Bank of the West Creditor	H.D.D. LLC dba Truett-Hurst Winery Debtor

By:	By:	/s/ Philip L. Hurst
Name:	Name	Philip L. Hurst
Title:	Title:	Manager

	By:	/s/ William R. Hambrecht
	Name:	William R. Hambrecht
	Title:	Manager

	By:	/s/ Paul E. Dolan, III
	Name:	Paul E. Dolan, III
	Title:	Manager

	By:	/s/ Heath E. Dolan
	Name:	Heath E. Dolan
	Title:	Manager

	By:	/s/ J. Barrie Graham
	Name:	J. Barrie Graham
	Title:	Manager

	By:	/s/ Daniel A. Carroll
	Name:	Daniel A. Carroll
	Title:	Manager

NOTICE TO THE DEBTOR:  DO NOT SIGN UNLESS ALL ITEMS OF EQUIPMENT ARE ACCEPTABLE FOR ALL PURPOSES OF THE AGREEMENT. IF ANY ITEMS ARE UNACCEPTABLE, NOTIFY CREDITOR PROMPTLY. CREDITOR'S OBLIGATIONS TO ACCEPT THIS SCHEDULE, NOTWITHSTANDING ITS PRIOR DATING, ARE TERMINABLE AS OF ANY COMMITMENT EXPIRATION WHICH MAY APPLY.

IMPORTANT INFORMATION REGARDING OBTAINING AN EXTENSION OF CREDIT
To help the Federal Government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record certain information that identifies each person/entity who obtains an extension of credit from the institution.
When you obtain the extension of credit, we will ask for your name, street address, taxpayer identification number or alien identification number as applicable; date of birth (individual applicants and sole proprietors only); and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying document.

SCHEDULE A

EQUIPMENT DESCRIPTION

INSURANCE AUTHORIZATION